EXHIBIT 5.2
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[LOGO - BORDEN LADNER GERVAIS]

                                                      BORDEN LADNER GERVAIS LLP
                                           Lawyers - Patent & Trade-mark Agents
                                                            1000 Canterra Tower
                                                          400 Third Avenue S.W.
                                               Calgary, Alberta, Canada T2P 4H2
                                        tel: (403) 232-9500 fax: (403) 266-1395
                                                              www.blgcanada.com



September 21, 2006




Dear Sir:

        RE:   HUSKY ENERGY INC.

We refer to the registration statement on Form F-9 (the "REGISTRATION STATEMENT") to be filed by Husky Energy Inc. (the "CORPORATION") with the U.S. Securities and Exchange Commission (the "COMMISSION").

We hereby consent to all references to this firm in the Registration Statement, including the references in the Registration Statement under the captions "Description of Debt Securities - Enforceability of Judgements" and "Legal Matters".

/s/ BORDEN LADNER GERVAIS LLP


BORDEN LADNER GERVAIS LLP